Exhibit 10.17

REVOLVING PROMISSORY NOTE

(DSS, INC

promissory note insrument WITH, or Between, affiliates)

REVOLVING LOAN COMMITMENT:

Loan Date:	March 31, 2022
Maturity Date:	March 31,2023
Amount:	$13,149,000
Borrower:	Impact BioMedical, Inc.
Borrower Address:	275 Wire Grass Pkwy, W. Henrietta, NY 14586
Lender:	DSS, Inc.
Lender Address:	275 Wire Grass Pkwy, W. Henrietta, NY 14586

FUNDING AGREEMENT. This Revolving Promissory Note (the “Revolving Note” or “Note”) evidences one or more advances made by Lender to Borrower pursuant to a written advance request (the “Advance Request) made by Borrower during the term of this Note. Subject to the Lender’s sole and absolute discretion, the Lender may authorize and fund, part or all, such Lender requests under the terms of this Note and the Advance Request(s).

REVOLVING NOTE FEATURE. Principal amounts borrowed and repaid hereunder may be reborrowed, and accordingly, the gross sum of all advances made under this Note may exceed the Revolving Loan Commitment, provided, however, that the outstanding principal balance hereof shall at no time exceed the Revolving Loan Commitment. All payments of principal under this Revolving Note shall reduce the unpaid balance of principal due hereunder, but shall not extinguish this Revolving Note until the entire principal balance and all accrued interest hereon has been paid in full, and all, if any, obligation of Lender to advance funds under the terms of this Note, has been terminated including by virtue of the maturity of this Note.

PROMISE TO PAY: For value received, Borrower promises to pay to the order of Lender at Lender’s Address, or such other place as Lender shall notify Borrower, from time to time, the funded and outstanding principal balance, together with interest on the funded unpaid balance of the Note, in lawful money of the United States of America, in accordance with all the terms, conditions and covenants of this Note, any advance requests or other loan documents, if any.

PAYMENT TERMS: The full amount of the advanced and then outstanding principal and interest balance under the terms of this Note shall be due and payable at the earlier of (i) twelve (12) months from the origination date of this Note date, or (ii) the Maturity Date set forth above. The Borrower may repay all or part of any funded and outstanding loan balance at any time during the term of this Note.

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APPLICATION OF PAYMENTS: Unless otherwise agreed to by Lender in writing, or otherwise required by applicable law, payments will be applied first to accrued unpaid interest, then to any unpaid collection costs, late charges, and other charges, and any remaining amount to principal; provided, however, following the occurrence of an Event of Default (as defined in the Loan Documents), Lender reserves the right to apply payments among principal, interest, collection costs and other charges as Lender may from time to time determine in its sole discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion.

INTEREST PROVISIONS:

(a)	Note Interest Rate: The principal balance of this Promissory Note from time to time remaining unpaid prior to maturity shall bear interest at:
four and one-quarter percent (4.25%) per annum.

(b)	Interest Rate After Default: At Lender’s option, and to the extent permitted by applicable law, the unpaid principal balance shall bear interest after default and after maturity (whether by acceleration or otherwise) at the Default Interest Rate. The “Default Interest Rate” shall be, at Lender’s option, (i) eighteen percent (18%) per annum, or (ii) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate or at a rate that would cause the total interest contracted for, charged or received by Lender to exceed the applicable maximum lawful amount.
Daily Computation of Interest: To the extent permitted by applicable law, Lender at its option may either (c) calculate the per diem interest rate or amount based on the actual number of days in the year (365 or 366, as the case may be), and charge that per diem interest rate or amount each day, or (d) calculate the per diem interest rate or amount as if each year has only 360 days, and charge that per diem interest rate or amount each day for the actual number of days of the year (365 or 366 as the case may be).

DEFAULT PROVISIONS:

(a)	Acceleration of Maturity: Upon the occurrence of an event of default, which shall include the Borrower’s (i) failure to repay all amounts when due under the terms of the Note or the Advance Request(s), (ii) Borrower’s filing for bankruptcy protection, (iii) insolvency and/or receivership action initiated by Borrower or its creditors, (iv) a material change in the Borrower’s financial condition, (v) a change in control of the Borrower’s shareholders and/or Board of Directors, and (vi) statement of the inability to repay the debt by the Borrower. Upon any event of default, the Lender may accelerate the maturity of this Note and declare the entire unpaid principal balance and accrued interest at once due and payable. The Borrower and all other parties liable for this Note hereby waive demand, notice of intent to demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, and diligence in collection.

(b)	Non-Waiver by Lender: Any previous extension of time, forbearance, failure to pursue any remedy, acceptance of late payments, or acceptance of partial payment by Lender, before or after maturity, does not constitute a waiver by Lender of its subsequent right to strictly enforce the collection of this Note according to its terms.

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(c)	Other Remedies Not Required: Borrower may be required to pay this Note in full without the assistance of any other party, or any collateral or security for this Promissory Note. Lender shall not be required to mitigate damages, file suit, or take any action to foreclose, proceed against or exhaust any collateral or security in order to enforce payment of this Note.

(d)	Collateral: Upon the Lender’s request, the Borrower agrees to provide collateral, acceptable to the Lender, at any time, whether the Borrower is in compliance or in default of the Note terms, including but not limited to the granting of a security interest in all of the Borrower’s assets.

(e)	Attorney’s Fees: If Lender requires the services of an attorney to enforce the payment of this Note or the performance of any other loan document(s), or if this Note is collected through any lawsuit, probate, bankruptcy, or other judicial proceeding, Borrower agrees to pay Lender all court costs, reasonable attorney’s fees and expenses, and other collection costs incurred by Lender. This provision shall be limited by any applicable statutory restrictions relating to the collection of attorney’s fees.

MISCELLANEOUS PROVISIONS:

(a)	Subsequent Holder: All references to Lender in this Promissory Note shall also refer to any subsequent owner or holder of this Promissory Note by transfer, assignment, endorsement or otherwise.

(b)	Transfer: Lender may transfer this Promissory Note or partial interests in the Promissory Note to one or more transferees or participants. Borrower authorizes Lender to disseminate any information it has pertaining to the loan evidenced by this Promissory Note, including, without limitation, credit information on Borrower and any guarantor of this Promissory Note, to any transferee or participant.

(c)	Successors and Assigns: The provisions of this Promissory Note shall be binding upon and for the benefit of the successors, assigns, heirs, executors and administrators of Lender and Borrower.

(d)	Borrower’s Address for Notice: All notices required to be sent by Lender to Borrower shall be sent by either (i) U.S. Mail, postage prepaid, registered or certified, return receipt requested, to Borrower’s Address stated on the first page of this Promissory Note, until Lender shall receive written notification from Borrower of a new address for notice, or (ii) to email address of the Borrower’s CEO or CFO, or (iii) by hand delivery to an officer of the Borrower.

(e)	Lender’s Address for Payment: All sums payable by Borrower to Lender shall be paid at Lender’s Address stated on the first page of this Promissory Note, or at such other address as Lender shall designate from time to time.

(f)	Applicable Law: This Promissory Note shall be construed in accordance with the applicable laws of the State of Texas and the laws of the United States of America applicable to transactions in Texas.

[SIGNATURE PAGE FOR REVOLVING NOTE]

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BORROWER: Impact BioMedical, Inc.

By:
Frank D. Heuszel, CEO
Date:	03/31/2022

Acknowledged and Agreed:

DSS, Inc.

By:
Todd D. Macko, CFO
Date:	03/31/2022

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